Exhibit 21

FOOT LOCKER, INC. SUBSIDIARIES(1)

The following is a list of subsidiaries of Foot Locker, Inc. as of January 30, 2010, omitting some subsidiaries, which, considered in the aggregate, would not constitute a significant subsidiary.

Name	State or Other Jurisdiction of Incorporation
Footlocker.com, Inc.	Delaware
Eastbay, Inc.	Wisconsin
FLE CV Management, Inc.	Delaware
FLE C.V.	Netherlands
FLE Holdings, BV	Netherlands
FL Europe Holdings, Inc.	Delaware
Foot Locker Austria GmbH	Austria
Foot Locker Belgium B.V.B.A.	Belgium
Foot Locker Denmark ApS	Denmark
Foot Locker Europe B.V.	Netherlands
FLE Logistics B.V.	Netherlands
Foot Locker France S.A.S.	France
Foot Locker Italy S.r.l.	Italy
Foot Locker Netherlands B.V.	Netherlands
Foot Locker Germany Holdings GmbH	Germany
Foot Locker Germany GmbH & Co. KG	Germany
Foot Locker ETVE, Inc.	Delaware
Foot Locker Europe Holdings, S.L.	Spain
Foot Locker Spain S.L.	Spain
Foot Locker Australia, Inc.	Delaware
Foot Locker New Zealand, Inc.	Delaware
Freedom Sportsline Limited	United Kingdom
Team Edition Apparel, Inc.	Florida
Foot Locker Specialty, Inc.	New York
Foot Locker Retail, Inc.	New York

(1)	Each subsidiary company is 100% owned, directly or indirectly, by Foot Locker, Inc. All subsidiaries are consolidated with Foot Locker, Inc. for accounting and financial reporting purposes.

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FOOT LOCKER, INC. SUBSIDIARIES(1)

Name	State or Other Jurisdiction of Incorporation
Foot Locker Operations LLC	Delaware
Foot Locker Stores, Inc.	Delaware
Foot Locker Corporate Services, Inc.	Delaware
Robby’s Sporting Goods, Inc.	Florida
Foot Locker Holdings, Inc.	New York
FL Canada Holdings, Inc.	Delaware
Foot Locker Sourcing, Inc.	Delaware
Foot Locker Artigos desportivos e de tempos livres, Lda.	Portugal
Foot Locker Greece Athletic Goods Ltd.	Greece
Foot Locker Suisse S.A.	Switzerland
Foot Locker Scandinavia B.V.	Netherlands
Foot Locker Hungary Kft	Hungary
FL Corporate NY, LLC	Delaware
FL France Holdings SAS	France
FL Retail NY, LLC	Delaware
FL Specialty NY, LLC	Delaware
Foot Locker Retail Ireland Limited	Ireland
FL Finance (Europe) Limited	Ireland
FL Retail Operations LLC	New York
FL Specialty Operations LLC	New York
FL Finance Europe (US) Limited	Ireland
FLE Franchising Limited	Ireland
Foot Locker Asia, Inc.	Delaware
Foot Locker Canada Co.	Canada
Foot Locker Canada Holdings LP	Canada
FL Canada Holdings ULC	Canada
CCS Direct LLC	Wisconsin
FLE Management B.V.	Netherlands
Foot Locker Istanbul Sport Giyim Sanayi ve Ticaret LS	Turkey

(1)	Each subsidiary company is 100% owned, directly or indirectly, by Foot Locker, Inc. All subsidiaries are consolidated with Foot Locker, Inc. for accounting and financial reporting purposes.

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